UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 20, 2010

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company (the “Meeting”) was held on May 20, 2010 in connection with which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. At the close of business March 31, 2010, the record date for the meeting, 33,337,110 shares of the Company’s common stock were issued and outstanding. At the Meeting holders of 29,762,145 shares of the Company’s common stock were represented in person or by proxy. Two proposals were scheduled and noticed to be acted upon at the Meeting: (a) the election of two directors (“Proposal Number 1”); and (b) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2010 (“Proposal Number 2”).

(1)   At the meeting, the two nominees of the Board of Directors (Michael P. Ressner and Michael S. Diament) were re-elected as directors, to serve for three year terms or until the election and qualification of their successors. The vote with respect to each nominee was as follows:

Nominee	For	Withheld
Michael P. Ressner	27,449,583	1,016,418
Michael S. Diament	22,921,315	5,544,686

Other directors whose terms of office continued after the annual meeting are: William J. McBride, Robert M. Le Blanc, William D. Forrest, René Lerer, M.D., Nancy L. Johnson and Eran Broshy.

Proposal Number 2 was adopted with 29,453,197 votes cast for, and 299,800 votes cast against; in addition there were 9,148 abstentions on Proposal Number 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: May 24, 2010	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer